As filed with the Securities and Exchange Commission on June 5, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3864870 (I.R.S. Employer Identification Number)

27 East 62nd Street
New York, New York 10065
(Address of Principal Executive Offices)
_______________

SIGA TECHNOLOGIES, INC.
2010 STOCK INCENTIVE PLAN
(as amended and restated, effective April 18, 2017)
(Full Title of the Plan)
_______________

Daniel Luckshire
SIGA Technologies, Inc.
27 East 62nd Street
New York, New York 10065
(Name and Address of Agent for Service)

(212) 672-9100
(Telephone Number, Including Area Code,
of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per share to be issued under the SIGA Technologies, Inc. 2010 Stock Incentive Plan	4,000,000	$3.38 (2)	$13,520,000	$1,566.97

(1)
This registration statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission to register 4,000,000 shares of common stock, par value $.0001 per share (“Common Stock”) which may be issued under the SIGA Technologies, Inc. 2010 Stock Incentive Plan (as amended and restated, effective as of April 18, 2017).  In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for our Common Stock reported on the OTC Markets on May 26, 2017, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

On June 4, 2010, by means of a registration statement on Form S-8, file number 333-167329 (the “Original Registration Statement”), SIGA Technologies, Inc. registered 2,000,000 shares of our Common Stock for issuance under the SIGA Technologies, Inc. 2010 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”), and on August 6, 2012, by means of a registration statement on Form S-8, file number 333-183101 (the “Second Registration Statement”), SIGA Technologies, Inc. registered an additional 2,500,000 shares of our Common Stock for issuance under the Plan. This Registration Statement registers an additional 4,000,000 shares of our common stock for issuance under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement and the Second Registration Statement are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 5th day of June, 2017.

Siga Technologies, Inc.

/s/ Phillip L. Gomez
Phillip L. Gomez
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of SIGA Technologies, Inc., hereby severally constitute and appoint Phillip L. Gomez and Daniel Luckshire, our true and lawful attorneys-in-fact, with full power to him or her, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the plan listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable SIGA Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 5, 2017 in the capacities indicated.

Signature	Title

/s/ Phillip L. Gomez	Chief Executive Officer and Director
Phillip L. Gomez	(Principal Executive Officer)

/s/ Daniel J. Luckshire	Chief Financial Officer
Daniel J. Luckshire	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Eric A. Rose, M.D.

*	Director
James J. Antal

*	Director
Michael J. Bayer

*	Director
Thomas E. Constance

/s/ Jeffrey B. Kindler	Director
Jeffrey B. Kindler

*	Director
Joseph W. Marshall III

/s/ Michael Plansky	Director
Michael Plansky

*	Director
Paul G. Savas

*	/s/ Daniel J. Luckshire
Daniel J. Luckshire, by Power of Attorney

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of SIGA Technologies, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

4.2	Amended and Restated Bylaws of SIGA Technologies, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

4.3	Form of Common Stock Certificate (incorporated by reference to the Form SB-2 Registration Statement of the Company dated March 10, 1997 (No. 333-23037)).

4.4
SIGA Technologies, Inc. 2010 Stock Incentive Plan, as amended and restated effective April 18, 2017 (incorporated by reference to the Proxy Statement on Schedule 14A of the Company dated April 19, 2017).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney (contained on the Signature Page hereto).